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PLANET POLYMER TECHNOLOGIES, INC.                                   EXHIBIT 11.1
STATEMENT OF COMPUTATION OF COMMON AND COMMON EQUIVALENT SHARES
AS OF DECEMBER 31, 1998



                                                         Years ended December 31,
                                                       ---------------------------
                                                          1998              1997
                                                       ---------         ---------
Shares outstanding at beginning of period              5,271,269         5,271,269
    7,337 shares issued on December 15, 1997               7,337               306
    21,538 shares issued on December 31, 1997             21,538                60
                                                       ---------         ---------
Weighted average number of shares                      5,300,144         5,271,635
                                                                         =========
    10,169 shares issued on March 15, 1998                 8,107
    8,695 shares issued on June 15, 1998                   4,741
    13,483 shares issued on September 15, 1998             3,953
    8,571 shares issued on December 15, 1998                 352
                                                       ---------
Weighted average number of shares                      5,317,297
                                                       =========